Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan and the Non-Qualified Stock Option Agreement of Harding Lawson Associates Group, Inc. of our report dated July 3, 1998 with respect to the consolidated financial statements of Harding Lawson Associates Group, Inc. included in its Form 10-K for the year ended May 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Francisco, California
April 8, 1999